Exhibit 99.1

ABM INDUSTRIES ANNOUNCES

2014 FOURTH QUARTER FINANCIAL RESULTS

Q4 Revenues Increase 5.0% to $1.3 billion, Organic Growth of 3.8%

Q4 Operating Profit Before-Taxes Increases 15.2%; Record Adjusted Operating Profit Before-Taxes, Increases 10.0%

Fiscal 2014 Effective Tax Rate Increases without expected benefit of Work Opportunity Tax Credit

Declares 195th Consecutive Quarterly Dividend

NEW YORK, NY - December 8, 2014 - ABM (NYSE:ABM), a leading provider of facility solutions, today announced financial results for the fiscal 2014 fourth quarter that ended October 31, 2014.

	Three Months Ended October 31,			Year Ended October 31,
($ in millions, except per share amounts) (unaudited)	2014	2013	Increase	2014	2013	Increase (Decrease)

Revenues	$1,298.9	$1,236.8	5.0%	$5,032.8	$4,809.3	4.6%
Operating profit	$43.1	$37.4	15.2%	$128.6	$119.0	8.1%
Adjusted operating profit	$46.3	$42.1	10.0%	$152.8	$139.0	9.9%
Net income	$27.9	$24.2	15.3%	$75.6	$72.9	3.7%
Net income per diluted share	$0.49	$0.43	14.0%	$1.32	$1.30	1.5%
Adjusted net income	$29.7	$27.0	10.0%	$89.5	$85.0	5.3%
Adjusted net income per diluted share	$0.52	$0.48	8.3%	$1.57	$1.52	3.3%
Net cash provided by operating activities	$63.7	$51.0	24.9%	$120.7	$135.3	(10.8)%
Adjusted EBITDA	$63.4	$58.1	9.1%	$216.7	$205.9	5.2%

(This release refers to non-GAAP financial measures described as “Adjusted EBITDA”, “Adjusted net income”, “Adjusted net income per diluted share” (or “Adjusted EPS”) and “Adjusted operating profit”. Refer to the accompanying financial schedules for supplemental financial data and corresponding reconciliation of these non-GAAP financial measures to certain GAAP financial measures.)

Executive Summary:

•	Revenues were a record $1.30 billion in the fourth quarter of fiscal 2014, up 5.0% compared to $1.24 billion last year, due to organic growth of 3.8% and contributions from acquisitions.

•	Janitorial achieved organic growth of 4.6%; Building & Energy Solutions and Other (Air Serv) segments delivered organic growth of 9.0% and 13.4%, respectively.
•	Operating profit was up 15.2%. Adjusted operating profit increased 10.0% to $46.3 million, primarily from organic revenue growth, contributions from acquisitions and continued margin expansion related to the Onsite operations realignment and improvement in the Company’s safety performance.
•	Net income after-tax was $0.49 per diluted share, up 14.0% compared to $0.43 per diluted share in the fourth quarter of fiscal 2013. The fourth quarter of fiscal 2013 included a $0.05 benefit from employment-based tax credits related to the Work Opportunity Tax Credit ("WOTC").
•	Adjusted EBITDA increased 9.1% to $63.4 million as a result of continued margin improvement.
•	Net cash from operations was $63.7 million for the fourth quarter of fiscal 2014, up 24.9% compared to net cash from operations of $51.0 million for the same period last year, due to timing of collections and payments made on vendor invoices.

Fourth Quarter Results and Management Commentary

“ABM’s fourth quarter results mark the finish to a year where the company achieved record revenue and operating profit, reflecting a well-executed growth strategy and solid momentum in our business,” said ABM's president and chief executive officer Henrik Slipsager. “We achieved a 5.0% increase in revenue to $1.3 billion in the fourth quarter due to continued strong organic growth in our Janitorial, Building & Energy Solutions and Air Serv segments. We posted a record fourth quarter in our Janitorial segment, with a 4.6% increase in organic revenues due primarily to tag sales and new contract wins in the sports and entertainment, high-tech, automotive and manufacturing, and financial services verticals. Operating profit for Janitorial increased 13.5% due to new business, savings from our realignment initiatives and the Company’s improved safety performance. The Building & Energy Solutions segment revenue increased 18.3% in the fourth quarter, as we experienced 9.0% organic growth in our healthcare, energy and government businesses and benefited from recent acquisitions. Operating profit in Building & Energy Solutions increased 29.5% due to new business. In our Other segment, Air Serv achieved another quarter of double-digit organic growth, with a 13.4% increase in revenue as Air Serv's operations in the United Kingdom continue to expand and growth trends in the U.S. commercial carriers improve.”

Slipsager continued, “Adjusted operating profit before-tax increased 10.0% to $46.3 million as we benefited from new sales, contributions from acquisitions and continued margin expansion related to our Onsite businesses realignment, ongoing enhancements to our risk management and safety programs and our focus on job profitability. Janitorial, Parking and Building & Energy Solutions segments posted strong improvements in operating profit compared to the fourth quarter of fiscal 2013.

The fourth quarter of 2014 is without the anticipated benefit of $0.08 per diluted share from the Work Opportunity Tax Credit under the American Taxpayer Relief Act of 2012. We expected WOTC would be retroactively reenacted by Congress by the end of our fiscal 2014 and was reflected in our fiscal 2014 guidance. On a reported basis, net income after-tax increased $3.7 million or 15.3% to $27.9 million ($0.49 per diluted share)."

James Lusk, executive vice president and chief financial officer, added, "The Company's strong cash flow generation for the fiscal year of $121 million enabled us to continue to create value to shareholders through the payment of a quarterly cash dividend, share repurchases and investment in our strategic priorities. During the quarter, the Company repurchased 387,500 shares of its common stock for a total expenditure of approximately $10 million, leaving $30 million available for future share repurchases under our $50 million share repurchase program. We ended fiscal 2014 with $320 million of borrowings under our credit facility, up $8 million from $312 million as of July 31, 2014 as we deployed capital of $50.5 million to support the acquisitions of GBM Support Services Group Limited and Airco Commercial Services Inc and share repurchases.”

Interest expense for the fourth quarter of fiscal 2014 was $2.6 million, a decrease from $3.2 million in the fourth quarter of 2013 due to lower average borrowings and a lower average rate under the Company’s credit facility compared to the fourth quarter of fiscal 2013.

The effective tax rate for the fourth quarter of fiscal 2014 was 34.7%, compared to 33.9% in the same period last year. As previously communicated, the tax provision in the fourth quarter of fiscal 2013 included a tax benefit associated with the WOTC.

Fiscal 2014 Results

The Company reported record revenues of $5.0 billion for the fiscal year ended October 31, 2014, a 4.6% increase compared to year-ago revenues of $4.8 billion as a result of organic growth of 3.7% and contributions from acquisitions. Net Income for the fiscal year 2014 was $75.6 million, or $1.32 per diluted share, compared to $72.9 million, or $1.30 per diluted share, for the fiscal year 2013.

Adjusted after-tax net income for fiscal year 2014 was $89.5 million, or $1.57 per diluted share, compared to $85.0 million, or $1.52 per diluted share, for fiscal 2013. Adjusted net income for fiscal 2013 included a benefit of $0.17 per diluted share primarily from WOTC, of the $0.17 per diluted share, $0.05 per diluted share was related to the retroactive reinstatement of WOTC from fiscal 2012.

Slipsager concluded, “We are pleased with ABM’s fourth quarter and fiscal 2014 performance and believe we are well-positioned for continued growth in fiscal 2015. In addition to delivering record revenue and strong operating profit, we continued to make progress with initiatives to drive our top and bottom lines. We have successfully completed all of the essential elements of the Onsite reorganization and alignment of resources required to deliver increasing levels of organic sales growth across our operating segments. We are reinvesting a portion of the savings into the business, mainly technology and sales and marketing, and are encouraged by the response to our differentiated, integrated facility services and technical capabilities. We also continue to make meaningful progress in expanding key service offerings within our most strategic industry vertical markets. We recently completed the acquisition of GBM Support Services and are very satisfied with how quickly they are contributing to our U.K. operations. This not only adds to our growing presence globally in the retail, leisure, public sector, and commercial segments, but also creates a platform for accelerating our growth strategy throughout the U.K. with new and existing clients. We look forward to continue executing in fiscal 2015 on our long-term strategic plans, delivering sustainable and profitable growth and strong cash flows.”

Dividend

The Company also announced that the Board of Directors has declared a first quarter cash dividend of $0.16 per common share, payable on February 2, 2015 to stockholders of record on January 2, 2015. This will be ABM’s 195th consecutive quarterly cash dividend.

Guidance

For fiscal 2015, the Company expects adjusted after-tax net income of $1.65 to $1.75 per diluted share and after-tax net income of $1.45 to $1.55 per diluted share. This guidance excludes potential benefits associated with the Work Opportunity Tax Credit, should Congress reenact the credit. The reenactment of the calendar 2014 WOTC could provide a benefit of $0.10 per diluted share in fiscal 2015. If Congress were to extend the WOTC for calendar 2015, the Company could have a further benefit of $0.08 per diluted share.

Earnings Webcast

On Tuesday, December 9, 2014 at 9:00 a.m. ET, ABM will host a live webcast of remarks by president and chief executive officer Henrik Slipsager, executive vice president and chief financial officer James Lusk, executive vice president Jim McClure, and executive vice president Tracy Price. A supplemental presentation will accompany the webcast and will be accessible through the Investor Relations portion of ABM’s website by clicking on the “Events and Presentations” tab.

The webcast will be accessible at: http://investor.abm.com/events.cfm.

Listeners are asked to be online at least 15 minutes early to register, as well as to download and install any complimentary audio software that might be required. Following the call, the webcast will be available at this URL for a period of 90 days.

In addition to the webcast, a limited number of toll-free telephone lines will also be available for listeners who are among the first to call (877) 664-7395 within 15 minutes before the event. Telephonic replays will be accessible during the period from two hours to seven days after the call by dialing (855) 859-2056 and then entering ID # 37423330.

Earnings Webcast Presentation

In connection with the webcast to discuss earnings (see above), a slide presentation related to earnings and operations will be available on the Company’s website at www.abm.com and can be accessed through the Investor Relations section of ABM’s website by clicking on the “Events and Presentations” tab.

ABOUT ABM

ABM (NYSE: ABM) is a leading provider of facility solutions with revenues of approximately $5.0 billion and 118,000 employees in over 300 offices deployed throughout the United States and various international locations. ABM’s comprehensive capabilities include facilities engineering, commercial cleaning, energy solutions, HVAC, electrical, landscaping, parking and security, provided through stand-alone or integrated solutions. ABM provides custom facility solutions in urban, suburban and rural areas to properties of all sizes - from schools and commercial buildings to hospitals, manufacturing plants and airports. ABM Industries Incorporated, which operates through its subsidiaries, was founded in 1909. For more information, visit www.abm.com.

Cautionary Statement under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements that set forth management's anticipated results based on management's current plans and assumptions. Any number of factors could cause the Company's actual results to differ materially from those anticipated. These factors include but are not limited to the following: (1) risks relating to our acquisition strategy may adversely impact our results of operations; (2) our strategy of moving to an integrated facility solutions provider platform, which focuses on vertical markets, may not generate the organic growth in revenues or profitability that we expect; (3) we are subject to intense competition that can constrain our ability to gain business as well as our profitability; (4) our business success depends on our ability to preserve our long-term relationships with clients; (5) increases in costs that we cannot pass on to clients could affect our profitability; (6) we have high deductibles for certain insurable risks, and therefore we are subject to volatility associated with those risks; (7) our restructuring initiatives may not achieve the expected cost reductions; (8) our business success depends on retaining senior management and attracting and retaining qualified personnel; (9) we are at risk of losses stemming from accidents or other incidents at facilities in which we operate, which could cause significant damage to our reputation and financial loss; (10) negative or unexpected tax consequences could adversely affect our results of operations; (11) federal health care reform legislation may adversely affect our business and results of operations; (12) changes in energy prices and government regulations could adversely impact the results of operations of our Building & Energy Solutions business; (13) significant delays or reductions in appropriations for our government contracts may negatively affect our business and could have an adverse effect on our financial position, results of operations, and cash flows; (14) we conduct some of our operations through joint ventures, and our ability to do business may be affected by the failure of our joint venture partners to perform their obligations; (15) our business may be negatively affected by adverse weather conditions; (16) we are subject to business continuity risks associated with centralization of certain administrative functions; (17) our services in areas of military conflict expose us to additional risks; (18) we are subject to cyber-security risks arising out of breaches of security relating to sensitive company, client, and employee information and to the technology that manages our operations and other business processes; (19) a decline in commercial office building occupancy and rental rates could affect our revenues and profitability; (20) deterioration in general economic conditions could reduce the demand for facility services and, as a result, reduce our earnings and adversely affect our financial condition; (21) financial difficulties or bankruptcy of one or more of our clients could adversely affect our results; (22) we incur accounting and other control costs that reduce profitability; (23) any future increase in the level of our debt or in interest rates could affect our results of operations; (24) our ability to operate and pay our debt obligations depends upon our access to cash; (25) goodwill impairment charges could have a material adverse effect on our financial condition and results of operations; (26) impairment of long-lived assets may adversely affect our operating results; (27) we are defendants in class and representative actions and other lawsuits alleging various claims that could cause us to incur substantial liabilities; (28) changes in immigration laws or enforcement actions or investigations under such laws could significantly adversely affect our labor force, operations, and financial results; (29) labor disputes could lead to loss of revenues or expense variations; (30) we participate in multiemployer pension plans that under certain circumstances could result in material liabilities being incurred; and (31) disasters or acts of terrorism could disrupt services.

Additional information regarding these and other risks and uncertainties the Company faces is contained in the Company's Annual Report on Form 10-K for the year ended October 31, 2013 and in other reports the Company files from time to time with the Securities and Exchange Commission. The Company urges readers to consider these risks and uncertainties in evaluating its forward-looking statements. The Company cautions readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. The Company disclaims any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein (or elsewhere) to reflect any change in the Company's expectations with regard thereto or any change in events, conditions, or circumstances on which any such statement is based.

Use of Non-GAAP Financial Information

To supplement ABM’s consolidated financial information, the Company has presented net income and operating profit, as adjusted for items impacting comparability, for the fourth quarter and twelve months of fiscal years 2014 and 2013. These adjustments have been made with the intent of providing financial measures that give management and investors a better understanding of the underlying operational results and trends as well as ABM’s marketplace performance. In addition, the Company has presented earnings before interest, taxes, depreciation and amortization and excluding items impacting comparability (adjusted EBITDA) for the fourth quarter and twelve months of fiscal years 2014 and 2013. Adjusted EBITDA is among the indicators management uses as a basis for planning and forecasting future periods. The presentation of these non-GAAP financial measures is not meant to be considered in isolation or as a substitute for financial statements prepared in accordance with accounting principles generally accepted in the United States of America. (See accompanying financial tables for supplemental financial data and corresponding reconciliations to certain GAAP financial measures.)

Contact:
Investors & Analysts:	David Farwell	Media:	Chas Strong
	(212) 297-9792		(770) 953-5072
	dfarwell@abm.com		chas.strong@abm.com

Financial Schedules

ABM INDUSTRIES INCORPORATED AND SUBSIDIARIES

CONSOLIDATED INCOME STATEMENT INFORMATION (UNAUDITED)

	Three Months Ended October 31,
($ in millions, except per share amounts)	2014	2013	Increase / (Decrease)
Revenues	$1,298.9	$1,236.8	5.0%
Expenses
Operating	1,156.9	1,101.6	5.0%
Selling, general and administrative	92.0	90.7	1.4%
Amortization of intangible assets	6.9	7.1	(2.8)%
Total expenses	1,255.8	1,199.4	4.7%
Operating profit	43.1	37.4	15.2%
Income from unconsolidated affiliates, net	2.2	2.4	(8.3)%
Interest expense	(2.6)	(3.2)	(18.8)%
Income before income taxes	42.7	36.6	16.7%
Provision for income taxes	(14.8)	(12.4)	19.4%
Net income	$27.9	$24.2	15.3%
Net income per common share
Basic	$0.50	$0.44	13.6%
Diluted	$0.49	$0.43	14.0%
Weighted-average common and common equivalent shares outstanding
Basic	56.4	55.3
Diluted	57.2	56.7
Dividends declared per common share	$0.155	$0.150

ABM INDUSTRIES INCORPORATED AND SUBSIDIARIES

CONSOLIDATED INCOME STATEMENT INFORMATION (UNAUDITED)

	Year Ended October 31,
($ in millions, except per share amounts)	2014	2013	Increase / (Decrease)
Revenues	$5,032.8	$4,809.3	4.6%
Expenses
Operating	4,513.5	4,313.4	4.6%
Selling, general and administrative	363.9	348.3	4.5%
Amortization of intangible assets	26.8	28.6	(6.3)%
Total expenses	4,904.2	4,690.3	4.6%
Operating profit	128.6	119.0	8.1%
Income from unconsolidated affiliates, net	6.5	6.3	3.2%
Interest expense	(10.7)	(12.9)	(17.1)%
Income before income taxes	124.4	112.4	10.7%
Provision for income taxes	(48.8)	(39.5)	23.5%
Net income	$75.6	$72.9	3.7%
Net income per common share
Basic	$1.35	$1.33	1.5%
Diluted	$1.32	$1.30	1.5%
Weighted-average common and common equivalent shares outstanding
Basic	56.1	54.9
Diluted	57.1	56.1
Dividends declared per common share	$0.620	$0.600

ABM INDUSTRIES INCORPORATED AND SUBSIDIARIES

SELECTED CONSOLIDATED CASH FLOW INFORMATION (UNAUDITED)

	Three Months Ended October 31,
(In millions)	2014	2013
Net cash provided by operating activities	$63.7	$51.0
Purchase of businesses, net of cash acquired	$(35.8)	$(8.0)
Other	(7.0)	(11.3)
Net cash used in investing activities	$(42.8)	$(19.3)
Proceeds from exercises of stock options	$2.7	$3.5
Incremental tax benefit from share-based compensation awards	0.1	—
Repurchases of common stock	(10.0)	—
Dividends paid	(8.7)	(8.6)
Borrowings from line of credit	294.0	238.0
Repayment of borrowings from line of credit	(285.9)	(271.6)
Changes in book cash overdrafts	1.6	1.5
Repayment of capital lease obligations	(2.6)	(0.6)
Net cash used in financing activities	$(8.8)	$(37.8)

	Year Ended October 31,
(In millions)	2014	2013
Net cash provided by operating activities	$120.7	$135.3
Purchase of businesses, net of cash acquired	$(48.2)	$(199.3)
Other	(33.8)	(26.6)
Net cash used in investing activities	$(82.0)	$(225.9)
Proceeds from exercises of stock options	$10.0	$13.3
Incremental tax benefit from share-based compensation awards	5.1	—
Repurchases of common stock	(20.0)	—
Dividends paid	(34.6)	(32.9)
Deferred financing costs paid	(1.2)	—
Borrowings from line of credit	1,089.1	1,006.0
Repayment of borrowings from line of credit	(1,084.2)	(906.1)
Changes in book cash overdrafts	6.6	2.9
Repayment of capital lease obligations	(5.4)	(3.5)
Net cash (used in) provided by financing activities	$(34.6)	$79.7

ABM INDUSTRIES INCORPORATED AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEET INFORMATION (UNAUDITED)

	October 31,
(in millions)	2014	2013
ASSETS
Current assets
Cash and cash equivalents	$36.7	$32.6
Trade accounts receivable, net of allowances	748.2	690.8
Prepaid expenses	65.5	64.7
Deferred income taxes, net	46.6	47.1
Other current assets	30.2	29.4
Total current assets	927.2	864.6
Other investments	32.9	32.3
Property, plant and equipment, net of accumulated depreciation	83.4	77.2
Other intangible assets, net of accumulated amortization	128.8	144.4
Goodwill	904.6	872.4
Other assets	116.0	128.3
Total assets	$2,192.9	$2,119.2
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Trade accounts payable	$175.9	$157.3
Accrued compensation	131.2	138.4
Accrued taxes—other than income	29.4	25.7
Insurance reserves	80.0	84.6
Income taxes payable	2.0	0.1
Other accrued liabilities	107.9	102.4
Total current liabilities	526.4	508.5
Noncurrent income taxes payable	53.7	50.4
Line of credit	319.8	314.9
Deferred income tax liability, net	16.4	13.1
Noncurrent insurance claims	269.7	273.4
Other liabilities	38.1	41.4
Total liabilities	1,224.1	1,201.7

Total stockholders’ equity	968.8	917.5
Total liabilities and stockholders’ equity	$2,192.9	$2,119.2

ABM INDUSTRIES INCORPORATED AND SUBSIDIARIES

REVENUES AND OPERATING PROFIT BY SEGMENT (UNAUDITED)

	Three Months Ended October 31,
($ in millions)	2014	2013	Increase/ (Decrease)
Revenues
Janitorial	$666.1	$632.3	5.3%
Facility Services	147.1	152.8	(3.7)%
Parking	156.7	152.3	2.9%
Security	94.2	97.1	(3.0)%
Building & Energy Solutions	135.7	114.7	18.3%
Other	99.1	87.4	13.4%
Corporate	—	0.2	(100.0)%
Total revenues	$1,298.9	$1,236.8	5.0%
Operating profit
Janitorial	$38.7	$34.1	13.5%
Facility Services	8.5	8.1	4.9%
Parking	9.4	8.4	11.9%
Security	3.8	5.2	(26.9)%
Building & Energy Solutions	10.1	7.8	29.5%
Other	3.4	3.9	(12.8)%
Corporate	(28.5)	(28.0)	1.8%
Adjustment for income from unconsolidated affiliates, net included in Building & Energy Solutions	(2.3)	(2.1)	(9.5)%
Total operating profit	43.1	37.4	15.2%
Income from unconsolidated affiliates, net	2.2	2.4	(8.3)%
Interest expense	(2.6)	(3.2)	(18.8)%
Income before income taxes	42.7	36.6	16.7%
Provision for income taxes	(14.8)	(12.4)	19.4%
Net income	$27.9	$24.2	15.3%

ABM INDUSTRIES INCORPORATED AND SUBSIDIARIES

REVENUES AND OPERATING PROFIT BY SEGMENT (UNAUDITED)

	Year Ended October 31,
($ in millions)	2014	2013	Increase/ (Decrease)
Revenues
Janitorial	$2,583.2	$2,480.5	4.1%
Facility Services	599.3	609.4	(1.7)%
Parking	616.1	609.1	1.1%
Security	383.1	381.5	0.4%
Building & Energy Solutions	483.8	401.5	20.5%
Other	367.3	326.4	12.5%
Corporate	—	0.9	(100.0)%
Total revenues	$5,032.8	$4,809.3	4.6%
Operating profit
Janitorial	$144.4	$135.4	6.6%
Facility Services	26.9	27.4	(1.8)%
Parking	30.9	27.5	12.4%
Security	12.5	13.0	(3.8)%
Building & Energy Solutions	23.1	15.3	51.0%
Other	12.2	11.8	3.4%
Corporate	(114.8)	(105.2)	9.1%
Adjustment for income from unconsolidated affiliates, net included in Building & Energy Solutions	(6.6)	(6.2)	(6.5)%
Total operating profit	128.6	119.0	8.1%
Income from unconsolidated affiliates, net	6.5	6.3	3.2%
Interest expense	(10.7)	(12.9)	(17.1)%
Income before income taxes	124.4	112.4	10.7%
Provision for income taxes	(48.8)	(39.5)	23.5%
Net income	$75.6	$72.9	3.7%

ABM INDUSTRIES INCORPORATED AND SUBSIDIARIES

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (UNAUDITED)

($ in millions, except per share amounts)	Three Months Ended October 31,		Year Ended October 31,
	2014	2013	2014	2013
Reconciliation of Adjusted Net Income to Net Income
Adjusted net income	$29.7	$27.0	$89.5	$85.0
Items impacting comparability:
Rebranding (a)	(0.9)	(1.5)	(4.1)	(3.6)
U.S. Foreign Corrupt Practices Act investigation (b)	(0.1)	(0.4)	(1.2)	(0.8)
Self- insurance adjustment	(1.0)	(0.7)	(11.5)	(10.6)
Acquisition costs	(0.8)	(0.1)	(1.4)	(1.1)
Litigation and other settlements	—	—	(3.4)	(0.1)
Restructuring (c)	(0.4)	(2.0)	(2.6)	(3.8)
Total items impacting comparability	(3.2)	(4.7)	(24.2)	(20.0)
Benefit from income taxes	1.4	1.9	10.3	7.9
Items impacting comparability, net of taxes	(1.8)	(2.8)	(13.9)	(12.1)
Net income	$27.9	$24.2	$75.6	$72.9

	Three Months Ended October 31,		Year Ended October 31,
	2014	2013	2014	2013
Reconciliation of Adjusted Operating Profit to Operating Profit
Adjusted operating profit	$46.3	$42.1	$152.8	$139.0
Total items impacting comparability	(3.2)	(4.7)	(24.2)	(20.0)
Operating profit	$43.1	$37.4	$128.6	$119.0

Reconciliation of Adjusted EBITDA to Net Income
Adjusted EBITDA	$63.4	$58.1	$216.7	$205.9
Items impacting comparability	(3.2)	(4.7)	(24.2)	(20.0)
Provision for income taxes	(14.8)	(12.4)	(48.8)	(39.5)
Interest expense	(2.6)	(3.2)	(10.7)	(12.9)
Depreciation and amortization	(14.9)	(13.6)	(57.4)	(60.6)
Net income	$27.9	$24.2	$75.6	$72.9

	Three Months Ended October 31,		Year Ended October 31,
	2014	2013	2014	2013
Reconciliation of Adjusted Net Income per Diluted Share to Net Income per Diluted Share
Adjusted net income per diluted share	$0.52	$0.48	$1.57	$1.52
Items impacting comparability, net of taxes	(0.03)	(0.05)	(0.25)	(0.22)
Net income per diluted share	$0.49	$0.43	$1.32	$1.30
Diluted shares	57.2	56.7	57.1	56.1

(a)	Represents costs related to the Company's branding initiative.
(b)	Includes legal and other cost incurred in connection with an internal investigation into a foreign entity affiliated with a former joint venture partner.
(c)	Restructuring costs associated with realignment of our operational structure.

ABM INDUSTRIES INCORPORATED AND SUBSIDIARIES

RECONCILIATION OF ESTIMATED ADJUSTED INCOME PER DILUTED SHARE TO

ESTIMATED NET INCOME PER DILUTED SHARE FOR THE YEAR ENDING OCTOBER 31, 2015

	Year Ended October 31, 2015
Estimated net income per diluted share (a)	Low Estimate	High Estimate
	(per diluted share)
Adjusted net income per diluted share	$1.65	$1.75
Adjustments (b)	$(0.20)	$(0.20)
Net income per diluted share	$1.45	$1.55

(a) This guidance excludes potential benefits associated with the Work Opportunity Tax Credit, should Congress reenact the credit. The reenactment of the calendar 2014 WOTC could provide a benefit of $0.10 per diluted share in fiscal 2015. If Congress were to extend the WOTC for calendar 2015, the Company could have a further benefit of $0.08 per diluted share.

(b) Adjustments include certain rebranding costs and legal settlements, adjustments to self-insurance reserves pertaining to prior year's claims and other unique items impacting comparability.